UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 22, 2006

AmeriGas Partners, L.P.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13692	23-2787918
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

460 No. Gulph Road, King of Prussia, Pennsylvania		19406
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610 337-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective February 22, 2006, in connection with the expiration of his term as a Director of UGI Corporation, Mr. Thomas F. Donovan retired from the Board of Directors of AmeriGas Propane, Inc., the general partner of AmeriGas Partners, L.P. (the "General Partner"). UGI Corporation is the parent company of the General Partner. At the time of Mr. Donovan's retirement, he served on the Compensation/Pension Committee of the General Partner's Board of Directors.

On February 22, 2006, Dr. Stephen D. Ban was elected to the Board of Directors of the General Partner. Dr. Ban was also appointed to serve on the Compensation/Pension Committee of the Board of Directors.

Dr. Ban is the Director of the Technology Transfer Division of the Argonne National Laboratory (science-based Department of Energy laboratory dedicated to advancing the frontiers of science in energy, environment, biosciences and materials). Dr. Ban previously served as President and Chief Executive Officer of the Gas Research Institute (gas industry research and development funded by distributors, transporters, and producers of natural gas). He also serves as a Director of UGI Corporation, UGI Utilities, Inc. and Energen Corporation. UGI Corporation is the parent company of the General Partner and UGI Utilities, Inc.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release of AmeriGas Partners, L.P. dated February 23, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmeriGas Partners, L.P.

February 23, 2006	By:	Margaret M. Calabrese

Name: Margaret M. Calabrese
Title: Assistant Secretary of AmeriGas Propane, Inc., the general partner of AmeriGas Partners, L.P.

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of AmeriGas Partners, L.P. dated February 23, 2006.